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                                                                 EXHIBIT 5(b)(i)

[VALIC LOGO]        PORTFOLIO DIRECTOR PLUS GROUP MASTER APPLICATION

                    FOR USE WITH ALL PLAN TYPES EXCEPT NQDA
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                    THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


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APPLICANT- [ ] Employer OR [ ] Other:
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Name:
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Tax I.D.#:
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Address:
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City:                              State:                 Zip:
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Telephone #:
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TYPE OF PLAN (choose one)

[ ] 403(b) Voluntary Deferred Annuity
[ ] 403(b) State Optional Retirement Plan
[ ] 403(b) Employer Retirement Plan
[ ] Deferred Compensation Plan (choose one):
    [ ] 457(b) Public Employer     [ ] 457(b) Private Non-Profit
    [ ] Other:
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[ ] 401(a) or 403(a) Employer Retirement Plan
[ ] 401(a) or 403(a) Self Employed Retirement Plan
[ ] Other:
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Name of Plan:
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TYPE OF ORGANIZATION (choose one)
[ ] PS    - Public Educational Institutions
[ ] NP    - Non-Profit Organizations (choose one):
            [ ] 501(c)(3)-Attach IRS determination letter     [ ] Other
[ ] PFP   - Private For-Profit Organizations
[ ] SLGOV - State and Local Governments
[ ] SELF  - Self Employed Individuals

Nature of Business:
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STATEMENTS AND AGREEMENTS

A current prospectus for the Company's Separate Account for the contract was provided with this application. Also, a current prospectus was provided for each Fund selected in this plan. The prospectus for the Separate Account provides sales expenses and other data. It is understood that annuity payments (and termination values, if any) provided by the contract applied for are variable and not guaranteed as to dollar amount when based on the investment experience of the Company's Separate Account. It is understood and agreed that the investment options under the contract will be limited to those options selected on this form, except as otherwise indicated on the application or modified by agreement between the Company and the Applicant, and will be subject to any other limitations described in the contract. I hereby acknowledge that I have read and understand the following information provided on the Information and Instructions page:

o Fraud Warning (If applicable)
o Receipt of Premium Payments Prior to Establishing an Account

Dated at (City, State)
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             Applicant Signature                                 Date

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               Applicant Title                             Employer Client #

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              Agent Signature                                    Date

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              Print Agent Name                             State License #

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             Manager Signature                                   Date

PRIMARY INVESTMENT OPTIONS A maximum of thirty (30) variable funds may be chosen by the group contract owner, which must include at least one money market fund (see Receipt of Premium Payments Prior to Establishing an Account section). For group contract owners who do not select investment options below, the investment options available under the contract shall be the Primary Investment Options.

[ ] AGSPC Stock Index Fund
[ ] AGSPC Growth Fund
[ ] American General International Growth Fund
[ ] American General International Value Fund
[ ] American General Large Cap Growth Fund
[ ] American General Large Cap Value Fund
[ ] American General Mid Cap Growth Fund
[ ] American General Mid Cap Value Fund
[ ] American General Small Cap Growth Fund
[ ] American General Small Cap Value Fund
[ ] Founders Growth Fund
[ ] Putnam Global Growth Fund
[ ] Putnam New Opportunities Fund
[ ] Scudder Growth and Income Fund
[ ] Templeton International Fund
[ ] T. Rowe Price Small-Cap Stock Fund
[ ] Vanguard/Windsor II
[ ] American General Balanced Fund
[ ] Vanguard/Wellington Fund
[ ] American General Domestic Bond Fund
[ ] AGSPC Science & Technology Fund
[ ] American General Socially Responsible Fund
[ ] American General Money Market Fund
[ ] American General Conservative Growth Lifestyle Fund
[ ] American General Growth Lifestyle Fund
[ ] American General Moderate Growth Lifestyle Fund

ADDITIONAL OPTIONS These may be selected by the employer in addition to, or in place of, those listed above for Employer-Sponsored Plans.

[ ] AGSPC International Equities
[ ] AGSPC MidCap Index Fund
[ ] AGSPC Small Cap Index Fund
[ ] AGSPC Growth & Income Fund
[ ] American Century-Twentieth Century Ultra Fund
[ ] Dreyfus Small Cap Portfolio
[ ] Neuberger & Berman Guardian Trust
[ ] Putnam OTC & Emerging Growth Fund
[ ] Templeton Foreign Fund-Class 1
[ ] AGSPC Capital Conservation Fund
[ ] AGSPC Government Securities Fund
[ ] AGSPC International Government Bond Fund
[ ] American General Core Bond Fund
[ ] American General High Yield Bond Fund
[ ] American General Strategic Bond Fund
[ ] Vanguard Fixed Income Securities Fund-Long-Term Corporate Portfolio
[ ] Vanguard Fixed Income Securities Fund-Long-Term U.S. Treasury Portfolio
[ ] AGSPC Social Awareness Fund
[ ] AGSPC Money Market Fund
[ ] Vanguard LifeStrategy Conservative Growth Portfolio
[ ] Vanguard LifeStrategy Growth Portfolio
[ ] Vanguard LifeStrategy Moderate Growth Portfolio
[ ] AGSPC Asset Allocation Fund
[ ] Templeton Asset Allocation Fund

FIXED INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT

Fixed Account Plus and Short-Term Fixed Account

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Original Copy--Group Holder/Applicant, Two Copies--VALIC Home Office.
                             One Copy--Field Office

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INFORMATION AND INSTRUCTIONS

FRAUD WARNING

IN SOME STATES WE ARE REQUIRED TO ADVISE YOU OF THE FOLLOWING: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

COLORADO, KENTUCKY AND PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects each person to criminal and civil penalties.

PREMIUM PAYMENT PROCESSING

VALIC has established certain standards for group premium remittances and premium processing instructions to facilitate efficient processing of premium payments. Premium processing instructions should be provided before or concurrent with the group premium remittance. The instructions and remittance should be in balance. VALIC's standards may require that premium processing instructions be provided in one of several approved electronic formats, depending upon the number of participants included in the remittance.

RECEIPT OF PREMIUM PAYMENTS PRIOR TO ESTABLISHING AN ACCOUNT

If we receive Purchase Payments for a participant before we receive the participant's enrollment form, we will not be able to establish a permanent account for that participant. Under those circumstances, we will take one of the following actions:

RETURN PURCHASE PAYMENTS. If we do not have the participant's name, address or social security number, we will return the Purchase Payment to you unless this information is immediately provided to us.

EMPLOYER-DIRECTED ACCOUNT. If we have your participant's name, address and social security number and we have entered into an Employer-Directed Account Agreement with you, generally we will deposit the Purchase Payment in an "Employer Directed" account invested in the Money Market Division selected. The participant may not transfer these amounts until VALIC has received a completed application or enrollment form.


STARTER ACCOUNT. If we have the participant's name, address and social security number, but we do not have an Employer-Directed Account Agreement, we will deposit the Purchase Payment in a "starter" account invested in the Money Market Division selected. We will send the participant follow-up letters requesting the information necessary to complete the application, including the participant's allocation instructions. Unless a completed application or enrollment form is received by us within 105 days of establishment of the starter account, the account balance, including earnings will be returned to you. VALIC will not be responsible for any adverse tax consequences to the participant that may result from the return of the participant's contributions.